Third Quarter 2017 Financial Review October 23, 2017

2 Forward-Looking Statements and Use of Non-GAAP Financial Measures Statements in this presentation that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts or intentions regarding future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this presentation. Factors that could cause actual results to differ materially from those expressed in the forward- looking statements include the actual amount and duration of declines in the price of oil and gas, our ability to meet our efficiency and noninterest expense goals, the rate of change of interest sensitive assets and liabilities relative to changes in benchmark interest rates as well as other factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments. This document contains several references to non-GAAP measures, including pre-provision net revenue and the “efficiency ratio,” which are common industry terms used by investors and financial services analysts. Certain of these non-GAAP measures are key inputs into Zions’ management compensation and are used in Zions’ strategic goals that have been and may continue to be articulated to investors. Therefore, the use of such non-GAAP measures are believed by management to be of substantial interest to the consumers of these financial disclosures and are used prominently throughout the disclosures. A full reconciliation of the difference between such measures and GAAP financials is provided within the document, and users of this document are encouraged to carefully review this reconciliation.

 Strong growth in EPS: Diluted earnings per share increased substantially from the year-ago period, to $0.72 in 3Q17 from $0.57  Strong growth in adjusted pre-provision net revenue (1): 20% growth over year-ago period • An 8.5% year-over-year increase in adjusted revenue (1) • A 2.5% year-over-year increase in adjusted noninterest expense (1)  Tracking on the efficiency initiative: • Efficiency ratio equaled 62.3% in 3Q17, an improvement from 65.9% in the year ago period • Committed to low 60 percent range for 2017 • Noninterest expense (NIE) increased 2.5% from the year ago period, as well as adjusted NIE increased 2.5%  Loans & Deposits: • Loans increased $473 million from the prior quarter, an increase of 1%; from increases in commercial and consumer loans, while commercial real estate loans declined • Average deposits decreased slightly from the prior quarter; period-end deposits decreased 0.5% from the prior quarter • Cost of total deposits increased slightly compared to the prior quarter, to 12 basis points from 11  Healthy and improving credit quality: Classified loans declined 5% from prior quarter  Improved returns on capital are leading to improved returns of capital 3 Third Quarter 2017 Key Performance Indicators Continued PPNR growth and improved profitability (1) Adjusted for items such as severance, provision for unfunded lending commitments, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation tables.

Pre-Provision Net Revenue Adjusted Pre-Provision Net Revenue (1) 4 Strong improvement driven by active balance sheet management, loan growth, expense control, and the benefit of higher benchmark interest rates (1) Adjusted for items such as severance, provision for unfunded lending commitments, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation table. 2Q17 results included $16 million of interest recovery income related to four loans. ($mm) $0 $50 $100 $150 $200 $250 3Q16 4Q16 1Q17 2Q17 3Q17  Adjusted pre-provision net revenue has strengthened measurably, up 20% over the past year, and up 71% from 4Q14  Persistent improvement driven by success on multiple fronts:  Loan growth  Improved return on liquid assets  Customer-related fee income growth  Solid expense control Additionally, revenue benefited from increases in benchmark interest rates

 The efficiency ratio in the quarter was 62.3% (3Q17), declining 3.6 percentage points from 65.9% in the year-ago period  Solid progress on the efficiency ratio driven by factors previously mentioned, while investing substantially in enabling technology  Remain committed to driving the efficiency ratio to the low 60 percent range for 2017  9-month YTD efficiency ratio: 62.6% 4Q14 shown to depict progress since embarking upon the efficiency initiative 74.1% 69.6% 65.9% 64.5% 65.9% 59.8% 62.3% 55% 60% 65% 70% 75% 4Q14 4Q15 3Q16 4Q16 1Q17 2Q17 3Q17 Efficiency Ratio Efficiency Ratio (1) 5 Substantial improvement driven by both revenue growth and expense control (1) Defined as noninterest expenses as a percentage of net revenue, adjusted for items such as severance, provision for unfunded lending commitments, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation table.

Profitability 6 Zions’ profitability is improving  Return on assets has improved steadily since announcing the efficiency initiative  Return on tangible common equity continues to improve, to 9.8% in 3Q17 from 7.9% a year ago Return on Assets 0.84% 0.88% 0.88% 1.03% 0.97% 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 3Q16 4Q16 1Q17 2Q17 3Q17 Return on Tangible Common Equity 7.9% 8.4% 8.8% 10.2% 9.8% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 3Q16 4Q16 1Q17 2Q17 3Q17 (1) 2Q17 results included $16 million of interest recovery income related to four loans, or approximately nine basis points of ROA and one percentage point of ROTCE. (1) (1)

Total Loan and Deposit Growth Total Loans Total Deposits 7 Moderate balance sheet growth is expected to be a key driver of Zions’ positive operating leverage  Period-end loans held for investment increased 3.8% over the year-ago period, and 4.3% (annualized) from the prior quarter  Period-end deposits increased 2.5% over the year-ago period, and decreased slightly from the prior quarter ($mm) $35,000 $37,000 $39,000 $41,000 $43,000 $45,000 3Q16 4Q16 1Q17 2Q17 3Q17 $45,000 $47,000 $49,000 $51,000 $53,000 $55,000 3Q16 4Q16 1Q17 2Q17 3Q17 ($mm)

$2,962 $835 $128 $519 $1,144 $1,841 $117 $178 $253 $47 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 C&I - C&I C&I - Owner Occupied C&I - Other CRE - Constr. & Land CRE - Term Consumer - SFR Consumer - Revovlers Consumer - Const. Consumer - HELOC Consumer - Other Loan Balance Composition for Harvey Affected Area 8 Topical Issues: Hurricane Affected Areas  $8.0 billion of loan balance exposure to customers or collateral in FEMA-designated counties  $0.1 billion par value of municipal securities in FEMA-designated counties  Substantial number of clients with weather related geographic exposure have been contacted, with minimal challenges identified to date  Utilized multiple top-down and bottom-up analyses to apply a $34 million qualitative allowance for credit loss $ in millions Total Balance of $8.0B Utilized multiple top-down and bottom-up analyses to apply a $34 million qualitative allowance for credit loss to Zions’ $8 billion of loan exposure

9 Topical Issues: Hurricane Harvey Commercial Loans  The vast majority of Amegy commercial customers in affected areas contacted by loan officers  $64 million of loans downgraded (most remain pass grade) due to Harvey Consumer Loans  1-4 Family Residential balance in Houston area $2.2B  Average June 30, 2017 updated LTV: 58%  Average June 30, 2017 updated FICO score 763  Less than 0.3% of loans had a FICO < 700 and LTV > 80%  Only 3% of Houston-area consumer loans elected 90-day payment deferral

Financial Results 10 Solid and improving fundamental performance Three Months Ended (Dollar amounts in millions, except per share data) Sept 30, 2017 Jun 30, 2017 Sept 30, 2016 Earnings Results: Diluted Earnings Per Share $ 0.72 $ 0.73 $ 0.57 Net Earnings Applicable to Common Shareholders 152 154 117 Net Interest Income 522 528 469 Noninterest Income 139 132 145 Noninterest Expense 413 405 403 Pre-Provision Net Revenue (1) 251 268 209 Provision for Credit Losses 1 10 16 Ratios: Return on Assets(2) 0.97% 1.03% 0.84 % Return on Common Equity(3) 8.3% 8.6% 6.7 % Return on Tangible Common Equity(3) 9.8% 10.2% 7.9 % Net Interest Margin 3.45% 3.52% 3.36 % Yield on Loans 4.27% 4.38% 4.11 % Yield on Securities 2.21% 2.20% 2.00 % Average Cost of Total Deposits(4) 0.12% 0.11% 0.10 % Efficiency Ratio (1) 62.3% 59.8% 65.9 % Effective Tax Rate 34.2% 32.3% 33.9 % Ratio of Nonperforming Assets to Loans, Leases and OREO 1.06% 1.12% 1.37 % Annualized Ratio of Net Loan and Lease Charge-offs to Average Loans 0.07% 0.06% 0.28 % Basel III Common Equity Tier 1 12.2% 12.3% 12.0% (1) Adjusted for items such as severance, provision for unfunded lending commitments, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation tables. (2) Net Income before Preferred Dividends or redemption costs used in the numerator (3) Net Income Applicable to Common used in the numerator (4) Includes noninterest-bearing deposits

 Net interest income increased 11% over the year-ago period  Majority of the increase attributable to:  An increase in interest on securities from an increase in the average investment securities portfolio  An increase in interest and fees on loans due to loan growth in commercial and consumer loans  Increase in short-term benchmark interest rates Net Interest Income Net Interest Income 11 Growth due primarily to deployment of cash into securities, balance sheet growth and higher interest rates coupled with stable deposit costs ($mm) $400 $425 $450 $475 $500 $525 $550 3Q16 4Q16 1Q17 2Q17 3Q17 (1) 2Q17 results included $16 million of interest recovery income related to four loans. (1)

Active Balance Sheet Management Short to medium duration portfolio; minimal duration extension risk Total Securities (end of period balances) ($ billion) $0 $2 $4 $6 $8 $10 $12 $14 $16 $18 3Q16 4Q16 1Q17 2Q17 3Q17 Municipal & Other Securities SBA Loan-Backed Securities Agency Securities Agency MBS Securities  Added net $4.9 billion of securities during last 12 months  Securities portfolio duration  Current rate environment: ~3.1 years  Minimal duration extension using parallel rate shock modeling  Expect generally stable investment portfolio size over the near term 12

C&I (ex-O&G) 5.7% Owner Occupied (ex-NRE) 6.6% C&D 1.1% Term CRE (ex- NRE) -2.6% 1-4 Family 12.7% National Real Estate -15.8% O&G -11.6% Home Equity 6.3% Other 24.6% -30% -20% -10% 0% 10% 20% 30% 40% Loan Growth by Type 13 Moderate to strong loan growth achieved in targeted growth categories Year-over-Year Loan Growth Total Loans: +3.8% Year over year:  Loan growth predominantly in Residential Mortgage (1-4 Family) and C&I  Decline in National Real Estate (NRE), Term CRE and Oil and Gas (O&G) Over the next four quarters, we expect moderate total loan growth, driven by:  Strong growth in 1-4 Family  Moderate growth in C&I, Owner- Occupied and Commercial Real Estate loans  Stable to slightly increasing O&G  Continued attrition in NRE Note: National Real Estate (NRE) is a division of Zions Bank (which is a division of ZB, N.A.) with a focus on small business loans with low LTV ratios, which generally are in line with SBA 504 program parameters. “Other” loans includes municipal and other consumer loan categories. Note: Bubble size indicates relative proportion of loan portfolio as of 3Q17.

Net Interest Income Drivers

Net interest income reflects higher short-term interest rates

Net Interest Margin (NIM)



Loan Yield
3.36%
3.37%
3.38%
3.52%
3.45%
Net Interest Margin
Securities Yield
Cash Yield
Interest Expense
5.0%
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
3Q16
4Q16
1Q17
2Q17
3Q17

Avg Earning Asset Mix



Cash 5%
Securities 19%
Loans 76%
3Q16
Securities 26%
Cash 2%
Loans 72%
3Q17

- Relative to the prior quarter, the 3Q17 NIM was 3.45%, down 7 basis points, but excluding interest income recoveries on four larger loans in 2Q17, the NIM increased three basis points
- Yield on loans decreased to 4.27% from 4.38% in the prior quarter, but if excluding the aforementioned interest income recoveries, the yield increased four basis points
- Cost of deposits increased slightly to 12 bps

Short Term Resets or Maturities *(loans only)*	Percent of Loans	Hedges (swaps, floors)	Net Percentage of Portfolio [1]
Prime and 1M Libor	48%	-4%	44%
2-3M Libor	4%	--	4%
4-12M Libor	4%	--	4%
Other Lns <12 months	10%	1%	11%
Longer-term Resets or Maturities			
1-5 years	24%	--	24%
5+ years	11%	--	11%

[1] Net percentage column sums to 98% due primarily to 2% of total loans that have interest rate floors which are in the money (floor rate > index+spread rate); these $1.0 billion of loans with floors have a weighted average "in the money" amount of 48 basis points. After giving effect to potential future rate hikes, loans with floors would no longer be subject to the floors and would begin to reset with the relevant indices and therefore the 98% total at September 30, 2017 would increase to/towards 100%. Because the dates at which the floors would no longer be in effect are not certain (subject to future Federal Reserve monetary policy decisions), the timing of such cannot be reflected in the chart.

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ZIONS BANCORPORATION

 Much of the reduction in rate sensitivity was due to securities purchases during 2016 and early 2017  The average investment portfolio is $11.6 billion higher than 4Q14; interest income from this investment portfolio growth is nearly $90 million more per year than if the same average balance were held in cash  Zions and the peer median experienced a cumulative 44% and 46% deposit beta during 2004-5 rate cycle, respectively, although for the first 200 bps the beta for Zions and Peers was 19% and 24%, respectively Interest Rate Sensitivity and Historical Deposit Beta 15 Zions has partially reduced asset sensitivity in exchange for current income Source: Company filings and SNL Financial. Cumulative full cycle beta includes one full year for deposit costs to catch up to the changes in the benchmark rates Modeled Annual Change in a +200bps Interest Rate Environment(1) ∆ in NII [5]% Beta of Total Deposits [37]% (1) This 12-month simulated impact using a static-sized balance sheet and a parallel shift in the yield curve, does not contemplate changes in fee income that is amortized in interest income (e.g. premiums, discounts, origination points and costs) and is based on statistical analysis relating pricing and deposit migration to benchmark rates (e.g. LIBOR, U.S. Treasuries). Net Interest Income Sensitivity 0.0 1.0 2.0 3.0 4.0 5.0 6.0 20 00 Q 4 20 01 Q 1 20 01 Q 2 20 01 Q 3 20 01 Q 4 20 02 Q 1 20 02 Q 2 20 02 Q 3 20 02 Q 4 20 03 Q 1 20 03 Q 2 20 03 Q 3 20 03 Q 4 20 04 Q 1 20 04 Q 2 20 04 Q 3 20 04 Q 4 20 05 Q 1 20 05 Q 2 20 05 Q 3 20 05 Q 4 20 06 Q 1 20 06 Q 2 20 06 Q 3 ZION Cost of Total Deposits Peer Median Cost of Total Deposits FF Target Rate 2000-2006 Rate Cycle Percent n NI 6% %

 Customer-related fee income decreased 3.2% from 3Q16, primarily due to:  3Q17 write-down in a loan HFS (within loan sales and servicing line)  Decline from non-sufficient funds charges  Strength from:  Wealth management  Capital markets (primarily foreign exchange related revenue) Noninterest Income 16 Continued focus on fee income – targeting mid-single digit annual growth (1) Reflects total customer-related noninterest income, which excludes items such as fair value and non-hedge derivative income, securities gains (losses), and other items, as detailed in the Noninterest Income table located in the earnings release. Customer-Related Fee Income (1) ($mm) $126 $118 $115 $121 $122 $0 $20 $40 $60 $80 $100 $120 $140 3Q16 4Q16 1Q17 2Q17 3Q17

Noninterest Expense ($ millions) $403 $404 $414 $405 $413 $0 $125 $250 $375 3Q16 4Q16 1Q17 2Q17 3Q17 Noninterest Expense 17 Expense controls have resulted in improved profitability  Total NIE increased 2.5% from the year- ago period  Compared to the prior quarter, 3Q17 included  a $6 million increase related to property damage and community and employee support as a result of Hurricane Harvey  an increase in salaries and benefits due in part to increased healthcare costs  Expect adjusted noninterest expense growth of between 2% and 3% for FY17 vs. FY16

Credit Quality 18 Key Credit Quality Ratios Credit quality remains healthy and is improving  Key Credit Metrics:  Classified loans were 2.8% of loans  Down 5.2% from prior quarter  Down 23% from the prior year  NPAs were 1.1% of loans  Down 4.5% from prior quarter  Down 20% from the prior year  Annualized NCOs were 0.07% of average loans for the quarter  Allowance for credit losses remains strong at 1.36% of total loans and leases  1.3x coverage of NPAs  Strong coverage of annualized NCOs 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 3Q16 4Q16 1Q17 2Q17 3Q17 Classified / Loans NPAs / Loans NCOs / Loans (ann.) Note: Net Charge-offs/Loans ratio is annualized for all periods shown

2018-2019 Objectives:

Growth Through Simplification and Focus

- Continue to Achieve Positive Operating Leverage
  - Maintain annual mid-single digit loan growth rate, generally balanced within all three types (Commercial, CRE, and Consumer)
  - Target mid-single digit growth rates in customer-related fee income
  - Extract efficiencies through automation and simplification
  - Expect adjusted noninterest expense to increase slightly in FY18 vs. FY17 and remain disciplined in 2019
  - Expect to operate with an adjusted efficiency ratio consistently < 60% for the full year 2019
  - Maintain continued alignment of incentive compensation to profitability improvement objectives
- Implement Technology Upgrade Strategies
- Increase the return *on* and maintain or increase the return *of* Capital
  - Improvements in operating leverage lead to stronger returns *on* capital
  - Surplus capital position (as seen in stress testing) supports stable to increasing returns *of* capital
- Execute on our Community Bank Model – doing business on a "Local" basis

Capital Action	3Q16A-2Q17A	3Q17-2Q18 Plan
Common Dividend	$0.32 per share / ~$65 million	$0.72 per share / ~$140 million
Share Repurchase	$180 million	Up to $465 million

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ZIONS BANCORPORATION

Next 12-Month Outlook Summary (3Q18E, vs. 3Q17A) 20 Outlook Comments Moderately Increasing • Over the next 12 months, we expect continued strong growth from residential mortgage, moderate growth in C&I and CRE Moderately Increasing • Expect continued increases in loans and a moderate increase in funding costs Modest • Expect quarterly loan loss provisions to be modest as stress related to oil and gas, and Hurricane Harvey subsides Moderately Increasing • Customer-related fees excludes securities gains, dividends Stable • FY17 adjusted NIE expected to be 2% to 3% higher than FY16 • FY18 adjusted NIE expected to be slightly higher than FY17 • Excluding adoption of 2017 stock-based compensation accounting guidance (1), and potential tax reform, the effective tax rate expected to remain 34-35% • Expect preferred dividend to be $34 million • Diluted shares may experience some volatility due to the effect of outstanding warrants and the average price of ZION shares Customer-Related Fees Loan Balances Net Interest Income Loan Loss Provision Tax Rate Preferred Dividends & Diluted Shares Adjusted Noninterest Expense (1) ASU 2016-09 went into effect January 1, 2017 and now requires the difference between income tax accounting and U.S. GAAP accounting for stock compensation to be recognized in the income statement instead of a direct adjustment to equity.

 Impact of Warrants  Oil & Gas (O&G) Portfolio Detail  Credit Quality Metrics, O&G and Ex-O&G  Commercial Real Estate Portfolio, CRE Term, CRE Construction  Loan Growth by Bank Brand and Loan Type  GAAP to Non-GAAP Reconciliation 21 Appendix

 Zions has two tranches of warrants outstanding (ZIONZ and ZIONW), both of which are currently in the money  Dilution is calculated using the treasury method of accounting, which relies upon the following assumptions:  Warrants are exercised at the beginning of the period  Issuer uses proceeds from exercise to repurchase shares at the average market price during period  Net shares issued = shares issued from warrant exercise – shares repurchased Impact of Warrants Dilutive Impact Sensitivity Reflects potential dilution given various average common stock share prices over any given period 22 Potential dilution is expected to be slight to moderate, depending upon future stock price (mm) 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% - 2 4 6 8 10 12 14 16 $35 $40 $45 $50 $55 $60 Dilutive shares (mm) % Dilution Note: Analysis utilizes current warrant strike price and warrant multiplier. For more details, please see Zionsbancorporation.com → Stock Information → Warrant Information, or the prospectus supplement from September 2010, which can be found on the SEC’s website.

Oil & Gas (O&G) Portfolio Detail

(In millions)	3Q17		2Q17		$ Change	% Change	3Q16
Loans and leases:							
Upstream - exploration and production	$ 784	39%	$ 709	34%	$ 75	11%	$ 752
Midstream – marketing and transportation	601	29%	622	30%	(21)	-3%	623
Downstream – refining	100	5%	103	5%	(3)	-3%	123
Other non-services	40	2%	37	2%	3	8%	44
Oilfield services	412	20%	455	22%	(43)	-10%	596
Oil and gas service manufacturing	109	5%	136	7%	(27)	-20%	176
Total loan and lease balances	2,046	100%	2,062	100%	(16)	-1%	2,314
Unfunded lending commitments	1,799		1,855		(56)	-3%	1,784
Total oil and gas credit exposure	$ 3,845		$ 3,917		$ (72)	-2%	$ 4,098
Private equity investments	$ 4		$ 4		$ (0)	0%	$ 6
Credit Quality Measures							
Criticized loan ratio	29.8%		33.1%				41.8%
Classified loan ratio	24.0%		27.2%				33.1%
Nonaccrual loan ratio	10.2%		12.1%				15.0%
Ratio of nonaccrual loans that are current	67.9%		84.7%				87.3%
Net charge-offs, annualized(1)	1.2%		3.1%				7.1%

Note: Because many borrowers operate in multiple businesses, judgment has been applied in characterizing a borrower as oil and gas-related, including a particular segment of oil and gas-related activity, e.g., upstream or downstream; typically, 50% of revenues coming from the oil and gas sector is used as a guide. (1) Calculated as the ratio of annualized net charge-offs for each respective period to loan balances at each period end.

23

ZIONS BANCORPORATION

Credit Quality: Oil & Gas (O&G) and Non-O&G 24 Key Credit Quality Ratios O&G credit quality remains challenged, but improving. Ex-O&G credit quality remains very good. Note: Net Charge-offs/Loans ratio is annualized for all periods shown. NM: not meaningful -5% 5% 15% 25% 35% 45% 3Q16 4Q16 1Q17 2Q17 3Q17 Criticized / Loans Classifieds / Loans Nonperforming Assets / Loans Net Charge-offs / Loans O&G Non-O&G Criticized Loans $73 million decline, 6th consecutive linked quarter decrease since cycle began 2.8% of loans, declining slightly from 2.9% in 2Q17 Classified Loans $69 million decline, 5th consecutive linked quarter decrease since the cycle began 1.8% of loans Nonperforming Assets $40 million decline 0.57% flat compared to 2Q17 NCO /average loans (annualized) 1.2% 0.02% Allowance for credit losses 7.7% of O&G Balances 1.05% of total loans and leases Coverage of NPAs 0.8x 1.8x Coverage of Annualized NCOs 6.5x 55.4x O&G Non-O&G -5% 5% 15% 25% 35% 45% 3Q16 4Q16 1Q17 2Q17 3Q17

 O&G Loan Loss Expectation  O&G loan losses are expected to decline substantially over the next 12 months as compared to the last 12 months (1)  Most of the expected loss is likely to come from services loans  51% of classified O&G loans are from services loans  Approximately three quarters of O&G losses incurred since Sep 30, 2014 are from services loans  Healthy sponsor support has resulted in loss levels that were lower than otherwise would have been experienced  Improved borrower and sponsor sentiment in late 2016 and early 2017 vs early 2016  Strong Reserve Against O&G Loans  Zions’ O&G allowance for credit losses is:  7.7% of O&G loan balances  26% of criticized O&G loan balances 25 Oil & Gas Loss Outlook and Reserve The outlook is improving for the O&G portfolio (1) Assuming oil and gas commodity prices remain relatively stable; LTM O&G NCOs were $52 million.

Commercial Real Estate Portfolio Summary 26 Stable CRE Credit Quality Note: Data as of 3Q17, published semi-annually.  CRE Balances down 3% YoY; stable credit metrics for delinquencies, nonaccrual, and classifieds  Criticized balance by type (Total CRE: 2.4%)  Commercial Construction – 1.8%  Home Builder Construction – 0.3%  CRE Term – 2.7% 0% 5% 10% 15% 20% 25% 30% 35% WA/OR Other Colorado Nevada Arizona UT/ID Texas California CRE Balances by Collateral Location Term CRE (80%) Commercial Construction (14%) Residential Construction (6%) $bn 2017 Sep 2017 Jun QoQ ($MM) 2016 Sep YoY Term Balance $8.9 $9.0 ($69) $9.3 -3.60% Construction Balance $2.2 $2.2 ($7) $2.1 1.90% Delinquencies 0.3% 0.3% -2bp 0.6% -35bp Non-Maturity Delinquencies 0.2% 0.1% +3bp 0.2% -1bp Nonaccrual Loans 0.4% 0.4% +4bp 0.3% +14bp % of Nonaccruals Current 65.8% 54.8% 11.1% 63.3% 2.5% Classifieds (% of loans) 1.46% 1.69% -23bp 1.26% +20bp Net Charge-Offs TTM ($MM) -4.9 (-4 bp) -13.7 (-12 bp) +8bp -7.1 (-7 bp) +3bp

CRE Term Portfolio 27 Strong CRE metrics and conservative structures, Houston emphasized  Houston Term: DSCR’s and LTV’s are slightly worse than overall term portfolio.  Portfolio benefits from conservative advance rates; DSCR’s reflect performing portfolio with strong guarantor support.  Balanced CRE portfolio; ¾ is Office, Multifamily, Retail and Industrial/Warehouse. Note: Data as of 3Q17. DSCR excludes loans < $500M, many < 1.0 DSCR term loans maintain pass grade status due to guarantor support; LTV represents most current appraisal; published semi-annually. CRE Term by Collateral Type ($8.9 billion) Office, $2.1, 24% Multifamily, $1.7, 19% Retail, $1.7, 19% Industrial/Whse ., $1.2, 14% Other, $1.1, 12% Hospitality, $0.7, 8% Hospital/Medic al, $0.3, 3% Unsecured CRE, $0.1, 1% 0% 10% 20% 30% 40% 50% <50% <60% <70% <80% <90% <100% 100%+ Term CRE - LTV All Houston 0% 10% 20% 30% 40% 50% <1.0 <1.25 <1.50 <1.75 <2.0 2.0+ CRE Term - DSCR All Houston

CRE Construction Portfolio 28 Balanced, performing portfolio Note: Data as of 3Q17, published semi-annually.  Diversified construction portfolio with 30% Homebuilder Residential, 70% Commercial  Homebuilder Residential performing well; ~75% of portfolio in CA and TX  YoY construction growth of 2%; Construction as a % of total net loans is < 5% Construction by Collateral Type ($2.2 billion) $7.5 $5.6 $3.5 $2.3 $1.9 $2.2 $2.0 $1.8 $2.0 $2.2 $6.2 $7.3 $7.7 $7.9 $8.1 $8.0 $8.1 $8.5 $9.3 $8.9 20% 22% 24% 26% 28% 30% 32% 34% $0 $2 $4 $6 $8 $10 $12 $14 $16 YE 2008 YE 2009 YE 2010 YE 2011 YE 2012 YE 2013 YE 2014 YE 2015 YE 2016 Q3 2017 Bi llio n s Limited Growth in CRE CRE Const. and Land Dev. CRE Term CRE as a % Of Total Net Loans Homebuilder Residential, $0.65, 30% Multifamily, $0.64, 29% Office, $0.23, 11% Other, $0.23, 10% Land, $0.13, 6% Retail, $0.12, 6% Industrial, $0.12, 6% Hospitality, $0.04, 2%

Loan Growth by Bank Brand and Loan Type

Year over Year Loan Growth (3Q17 vs. 3Q16)

(in millions)	Zions Bank	Amegy	CB&T	NBAZ	NSB	Vectra	CBW	ZBNA Other	Total
C&I (ex-Oil & Gas)	(175)	433	272	60	25	52	3	-	670
Owner occupied (ex-NRE)	93	148	119	16	(47)	11	39	-	379
CRE C&D	51	12	(36)	(53)	12	20	17	-	23
CRE Term (ex-NRE)	63	(52)	(205)	(171)	23	73	46	-	(223)
1-4 Family	71	411	14	15	1	57	6	162	737
National Real Estate	(322)	-	-	-	-	-	-	-	(322)
Energy (Oil & Gas)	32	(283)	(1)	(1)	-	(15)	-	-	(268)
Home Equity	(35)	41	60	28	21	37	12	-	164
Other	143	104	95	62	23	47	(19)	1	456
Total net loans	**(79)**	**814**	**318**	**(44)**	**58**	**282**	**104**	**163**	**1,616**

Linked Quarter Loan Growth (3Q17 vs. 2Q17)

(in millions)	Zions Bank	Amegy	CB&T	NBAZ	NSB	Vectra	CBW	ZBNA Other	Total
C&I (ex-Oil & Gas)	(5)	70	74	(49)	29	39	5	-	163
Owner occupied (ex-NRE)	(14)	45	(38)	12	(6)	5	30	-	34
CRE C&D	34	(8)	(2)	(67)	(4)	23	8	-	(16)
CRE Term (ex-NRE)	(28)	(33)	(27)	15	(8)	16	5	-	(60)
1-4 Family	30	90	26	7	(3)	18	4	(9)	163
National Real Estate	(55)	-	-	-	-	-	-	-	(55)
Energy (Oil & Gas)	(28)	13	(1)	(1)	-	1	-	-	(16)
Home Equity	(12)	9	24	12	5	4	6	-	48
Other	53	65	14	40	4	56	(19)	(1)	212
Total net loans	**(25)**	**251**	**70**	**(31)**	**17**	**162**	**39**	**(10)**	**473**

Note: National Real Estate (NRE) is a division of Zions Bank with a focus on small business loans with low LTV ratios, which generally are in line with SBA 504 program parameters. "Other" loans includes municipal and other consumer loan categories. Totals shown above may not foot due to rounding.

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30 GAAP to Non-GAAP Reconciliation (Amounts in millions) 3Q17 2Q17 1Q17 4Q16 3Q16 Efficiency Ratio Noninterest expense (GAAP) (1) (a) $ 413 $ 405 $ 414 $ 404 $ 403 Adjustments: Severance costs 1 - 5 1 - Other real estate expense (1) - - - - Provision for unfunded lending commitments (4) 3 (5) 3 (3) Debt extinguishment cost - - - - - Amortization of core deposit and other intangibles 2 2 2 2 2 Restructuring costs 1 1 1 3 - Total adjustments (b) (1) 6 3 9 (1) Adjusted noninterest expense (non-GAAP) (a) - (b) = (c) 414 399 411 395 404 Net Interest Income (GAAP) (d) 522 528 489 480 469 Fully taxable-equivalent adjustments (e) 9 9 8 8 7 Taxable-equivalent net interest income (non-GAAP) (d) + (e) = (f) 531 537 497 488 476 Noninterest income (GAAP) (1) (g) 139 132 132 128 145 Combined income (f) + (g) = (h) 670 669 629 616 621 Adjustments: Fair value and nonhedge derivative income (loss) - - - 7 - Equity securities gains (losses), net 5 2 5 (3) 8 Total adjustments (i) 5 2 5 4 8 Adjusted taxable-equivalent revenue (non-GAAP) (h) - (i) = (j) 665 667 624 612 613 Pre-provision net revenue (PPNR), as reported (h) – (a) $ 257 $ 264 $ 215 $ 212 $ 218 Adjusted pre-provision net revenue (PPNR) (j) - (c) $ 251 $ 268 $ 213 $ 217 $ 209 Efficiency Ratio (1) (c) / (j) 62.3% 59.8% 65.9% 64.5% 65.9%

GAAP to Non-GAAP Reconciliation

$ In millions except per share amounts		3Q17	2Q17	1Q17	4Q16	3Q16
Pre-Provision Net Revenue (PPNR)						
(a)	**Total noninterest expense** [1]	$413	$405	$414	$404	$403
	LESS adjustments:					
	Severance costs	1	-	5	1	-
	Other real estate expense	(1)	-	-	-	-
	Provision for unfunded lending commitments	(4)	3	(5)	3	(3)
	Debt extinguishment cost	-	-	-	-	-
	Amortization of core deposit and other intangibles	2	2	2	2	2
	Restructuring costs	1	1	1	3	-
(b)	*Total adjustments*	*(1)*	*6*	*3*	*9*	*(1)*
(a-b)=(c)	**Adjusted noninterest expense**	**$414**	**$399**	**$411**	**$395**	**$404**
(d)	Net interest income	522	528	489	480	469
(e)	Fully taxable-equivalent adjustments	9	9	8	8	7
(d+e)=(f)	Taxable-equivalent net interest income (TENII)	531	537	497	488	476
(g)	Noninterest Income	139	132	132	128	145
(f+g)=(h)	**Combined Income**	**$670**	**$669**	**$629**	**$616**	**$621**
	LESS adjustments:					
	Fair value and nonhedge derivative income (loss)	-	-	-	7	-
	Securities gains (losses), net	5	2	5	(3)	8
(i)	*Total adjustments*	*5*	*2*	*5*	*4*	*8*
(h-i)=(j)	**Adjusted revenue**	**$665**	**$667**	**$624**	**$612**	**$613**
(j-c)	**Adjusted pre-provision net revenue (PPNR)**	**$251**	**$268**	**$213**	**$217**	**$209**
Net Earnings Applicable to Common Shareholders (NEAC)						
(k)	Net earnings applicable to common	152	154	129	125	117
(l)	Diluted Shares	209,106	208,183	210,405	205,446	204,714
	GAAP EPS	0.72	0.73	0.61	0.60	0.57
	PLUS Adjustments:					
	Adjustments to noninterest expense	(1)	6	3	9	(1)
	Adjustments to revenue	(5)	(2)	(5)	(4)	(8)
	Tax effect for adjustments (38%)	2	(2)	1	(2)	3
	Preferred stock redemption	-	(2)	-	-	-
(m)	Total adjustments	(4)	-	(1)	3	(6)
(k+m)=(n)	**Adjusted net earnings applicable to common (NEAC)**	**$148**	**$154**	**$128**	**$128**	**$111**
(n)/(l)	Adjusted EPS	0.71	0.75	0.64	0.62	0.54
(o)	Average assets	65,339	65,411	63,995	61,746	60,062
(p)	Average tangible common equity	6,212	6,123	5,974	5,974	5,961
Profitability						
(n)/(o)	Adjusted Return on Assets *(Annualized)*	0.91%	0.94%	0.80%	0.83%	0.74%
(n)/(p)	Adjusted Return on Tangible Common Equity *(Annualized)*	9.55%	10.09%	8.55%	8.58%	7.48%
(c)/(j)	Efficiency Ratio	62.3%	59.8%	65.9%	64.5%	65.9%

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